                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE:

CONTACT:  John L. Workman
          Executive Vice President and
          Chief Financial Officer
          U.S. Can Corporation
          630) 571-2531

          U.S. CAN REPORTS THIRD QUARTER FINANCIAL RESULTS

OAK BROOK, IL, OCTOBER 26, 2000 -- U.S. Can Corporation reported net sales of $194.7 million for the third quarter of 2000, an increase of 9.3% over the $178.1 million reported in the corresponding period of 1999. May Verpackungen, which was acquired in late 1999 accounted for $28.8 million of sales in the third quarter. The Company also reported nine-month sales of $607.0 million, an increase of 10.4% from the $549.8 million reported in 1999.

Domestic aerosol sales, which are down slightly year-to-date, were essentially flat in the third quarter, while currency translation continues to negatively impact European aerosol sales. Paint, oblong, and plastic sales were in-line with expectations for the quarter and sales of custom and specialty products are down, primarily due to the sale of the Wheeling closure business, which occurred in March of this year.

Gross margin of 15.3% in the third quarter compares favorably to the 14.2% reported in the third quarter of 1999. Improved performance in the Weirton facility, purchasing initiatives and European synergies contributed to this performance. Year-to-date gross margin of 14.7% also compares favorably to the 14.5% recorded last year. The 2000 results include May Verpackungen which has significant operations in the food can business where margins are generally lower on a percentage basis than the margins for U.S. Can's historical mix of business.

Operating margins in the third quarter of 2000 include a $3.4 million pre-tax provision for a workforce reduction. Operating margins excluding this provision were 10.1% and 9.4% for the third quarter and nine-month period of 2000 compared to 9.7% and 9.9% for the corresponding periods of 1999. Increased interest expense reflects borrowings made in connection with the acquisition of May Verpackungen.


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                                       -2-

EBITDA in the third quarter of 2000, before restructuring, was $27.4 million compared to $24.6 million in the third quarter of 1999. 1999 results include the sold Wheeling closure business but exclude the May Verpackungen business acquired at the end of 1999. Adjusting for these two items, EBITDA increased by 1% over 1999 levels. Year-to-date EBITDA before restructuring was $81.0 million in 2000 compared to $77.8 million in 1999.

Net income of $4.4 million for the third quarter of 2000 and $16.1 million year-to-date compares to $5.5 million and $17.4 million for the corresponding periods of 1999. Net income this year includes a $2.1 million (after-tax) provision for restructuring, while last year's net income included a $1.3 million charge for early debt extinguishment.

U.S. Can Corporation is a leading manufacturer of steel containers for personal care, household, automotive, paint and industrial products in the United States and Europe, as well as plastic containers in the United States and food cans in Europe.

The Company will hold a conference call Friday, October 27, 2000 at 11:00 a.m. CDT to discuss this news release. The dial-in number for the conference call is
(800) 640-5128 and the access password is "U.S. Can -- Third Quarter Release." A replay of the conference call will be available through the end of Tuesday, October 31. The telephone number for the replay is (888) 843-8996 and the access code is 304-9815.

Certain statements in this release constitute "forward-looking statements" within the meaning of the Federal securities laws. Such statements involve known and unknown risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different than future results, performance or achievements expressed or implied in this release. By way of example and not limitation and in no particular order, known risks and uncertainties include the timing of, and net proceeds realized from, divestitures; the timing and cost of plant closures; the level of cost reduction achieved through restructuring; the success of new technology; the timing of, and synergies achieved through, integration of acquisitions; changes in market conditions or product demand; loss of important customers; changes in raw material costs; and currency fluctuations. In light of these and other risks and uncertainties, the inclusion of a forward-looking statement in this release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained.


                                       ###
                             http://www.uscanco.com

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                              U.S. CAN CORPORATION
                                 BALANCE SHEET
                  AS OF OCTOBER 1, 2000 AND DECEMBER 31, 1999
                             (Dollars in Thousands)


                                                     October 1,     December 31,
                                                        2000           1999
                                                     ---------      -----------
ASSETS

Current Assets                                        $264,748      $  259,331

Property, Plant and Equipment                          271,704         332,504

Noncurrent Assets                                       89,573          71,735
                                                      --------      ----------
TOTAL ASSETS                                          $626,025      $  663,570
                                                      ========      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities                                   $193,667      $  221,597

Long-Term Debt                                         307,868         320,493

Long-Term Liabilities                                   55,959          52,924

Stockholder's Equity                                    68,531          68,556
                                                      --------      ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY            $626,025      $  663,570
                                                      ========      ==========

                              U.S. CAN CORPORATION
                            STATEMENT OF OPERATIONS
                             THIRD QUARTER RESULTS
                 (Dollars in Thousands, Except Per Share Data)


                                                               For the Three Months Ended   For the Nine Months Ended
                                                                October 1,     October 3,    October 1,     October 3,
                                                                    2000           1999          2000           1999
                                                               -----------     ----------   -----------     ---------
Net Sales                                                       $ 194,655      $ 178,123     $ 607,000      $ 549,812

Cost of Goods Sold                                                164,933        152,742       517,562        470,116
                                                                ---------      ---------     ---------      ---------
Gross Margin                                                       29,722         25,381        89,438         79,696

Selling, General and Administrative Expenses                       10,079          8,133        32,457         25,001

Special Charge                                                      3,413              -         3,413              -
                                                                ---------      ---------     ---------      ---------
Operating Income                                                   16,230         17,248        53,568         54,695

Other Expense                                                       1,005            710         3,071          2,194

Interest Expense                                                    8,184          6,841        24,556         21,758
                                                                ---------      ---------     ---------      ---------
Income From Operations Before Income Taxes                          7,041          9,697        25,941         30,743

Income Taxes                                                        2,665          3,691         9,807         12,048
                                                                ---------      ---------     ---------      ---------
Income From Operations Before Extraordinary Item                    4,376          6,006        16,134         18,695

Net Loss From Early Extinguishment of Debt                              -           (488)            -         (1,296)
                                                                ---------      ---------     ---------      ---------
     Net Income                                                 $   4,376      $   5,518     $  16,134      $  17,399
                                                                =========      =========     =========      =========


----------------------------------------------------------------------------------------------------------------------
BASIC PER SHARE DATA:

Net Income from Operations                                      $    0.32      $    0.45     $    1.19      $    1.40

Net Loss from Early Extinguishment of Debt                              -          (0.04)            -          (0.10)
                                                                ---------      ---------     ---------      ---------
Net Income                                                      $    0.32      $    0.41     $    1.19      $    1.30

Weighted Average Shares Outstanding                                13,553         13,477        13,539         13,396
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
DILUTED PER SHARE DATA:

Net Income from Operations                                      $    0.32      $    0.44     $    1.17      $    1.38

Net Loss from Early Extinguishment of Debt                              -          (0.04)            -          (0.10)
                                                                ---------      ---------     ---------      ---------
Net Income                                                      $    0.32      $    0.40     $    1.17      $    1.28

Weighted Average Shares and Equivalent
    Shares Outstanding                                             13,772         13,739        13,828         13,555
----------------------------------------------------------------------------------------------------------------------